Exhibit 99.1

DIH Holding US, Inc. Announces Reverse Stock Split of its Series A Common Stock

NORWELL, Mass., October 16, 2025 — DIH Holding US, Inc. (“DIH” or the “Company”) (NASDAQ: DHAI) today announced that it will implement a reverse stock split of its Class A Common Stock, par value $0.0001 per share (the “Common Stock”), at a ratio of 1-for-25 (the “Reverse Stock Split”). The Reverse Stock Split was approved by the Company’s stockholders at the Company’s Special Meeting of Stockholders held on September 25, 2025, with the final ratio subsequently determined by the Company’s Board of Directors on September 26, 2025. The Reverse Stock Split will take effect at market open on October 20, 2025, and the Common Stock will trade on a post-split basis on the Nasdaq Stock Market LLC (“Nasdaq”) under the Company’s existing trading symbol “DHAI,”. The new CUSIP number following the Reverse Stock Split will be 23290B205.

The Reverse Stock Split was effected by the Company filing a certificate of amendment to its certificate of incorporation with the Secretary of State of the State of Delaware. When the Reverse Stock Split becomes effective, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split, divided by (ii) twenty-five (25), with such resulting number of shares rounded up to the nearest whole share. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split.

The Reverse Stock Split has no effect on the par value of the Common Stock or authorized shares of common stock or preferred stock. Currently, the Company has approximately 52,316,314 shares of Common Stock outstanding. After the Reverse Stock Split, the Company would have approximately 2,092,652 shares outstanding. Each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes and adjustments that will result from the treatment of fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

Stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent and registrar, Continental Stock Transfer & Trust Company will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder.

About DIH Holding US, Inc.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments through providing devices and solutions enabling intensive rehabilitation. DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. Built through the mergers of global-leading niche technology providers, DIH is a transformative rehabilitation solutions provider and consolidator of a largely fragmented and manual-labor-driven industry.

Caution Regarding Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; the ability of DIH to achieve its projected revenue, the failure of DIH realize the anticipated benefits of the recently-completed business combination and access to sources of additional debt or equity capital if needed. While DIH may elect to update these forward-looking statements at some point in the future, DIH specifically disclaims any obligation to do so.

Investor Contact

Louisa Smith

Investor.relations@dih.com